CONSULTANT AGREEMENT

This Consultant Agreement (herein the "Agreement") is entered into by and Go Call, Inc., a Delaware corporation (herein "CLIENT"); on the one part and Jake Canceli and/or his nominee (herein "CONSULTANT"); on the other part.

CLIENT is a publicly traded company and is seeking the services of CONSULTANT to obtain new business to generate growth in CLIENT's stock price.

The parties hereto, by executing this Agreement, do hereby agree to be bound to the terms and conditions hereunder.

                              TERMS AND CONDITIONS:
                              ---------------------

1. SERVICE TO BE TENDERED: CLIENT hereby engages CONSULTANT as the CLIENT's consultant for the purposes regarding corporate posturing, current shareholders and debt/equity financing. The consultant's services would include, but not be limited to: (i) a review of the CLIENT's operations and capital structure, valuation of the CLIENT's business units, pending and executory contracts and recommendation of the actions to be taken to maximize shareholder value and earnings, (ii) the rendering of advice and assistance, where possible, for the private placement of additional financing and (iii) assistance (where possible) to the CLIENT in the exercise of any of the CLIENT's warrants to purchase shares of the CLIENT. CONSULTANT'S role as consultant shall continue until the termination of this Agreement pursuant to Paragraph 4 below.

         1.1 Further, CONSULTANT agrees to keep and maintain all material non-public information, which CONSULTANT received or developed concerning the CLIENT, confidential, and to disclose that information only as contemplated by this Agreement or as required by law. Notwithstanding the foregoing, CONSULTANT is free to utilize independent agents to provide services contemplated herein provided such agents, employees, CONSULTANT, investors and lenders agree to be bound by the confidentiality provisions of this Agreement.

         1.2 Review the CLIENT's operations specifically for cash flow purposes and advise the CLIENT regarding the CLIENT's capital structure and valuation of its business units and contracts.

         1.3 Advise the CLIENT in negotiations to obtain price and terms of financing short term or otherwise.

         1.4 Advise the CLIENT in negotiations for the purpose of completing mergers or acquisitions and the effect or effects of such on the CLIENT, its cash flow and profitability.

         1.5 CONSULTANT shall obtain written approval prior to disclosing any material non-public information and utilizing any printed or reprinted material of CLIENT.

2. Except as required by law, any advice rendered by CONSULTANT pursuant to this Agreement shall be treated as confidential by the CLIENT and by any party to whom the CLIENT discloses such advice and shall not be disclosed publicly in any manner without the prior written consent of CONSULTANT. Without prior consultation with CONSULTANT, the CLIENT shall not make any legally required disclosure of such advice nor make any public announcements or filings in which CONSULTANT's name appears.

3. The CLIENT agrees to make available all information concerning the business, assets, operations and financial condition of the CLIENT which CONSULTANT reasonably requests in connection with the performance of its obligations hereunder. CONSULTANT is entitled to rely upon the accuracy and completeness of such information without independent verification.

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

4. This Agreement shall naturally terminate upon the fifth anniversary from the date of execution hereof.

     a. Either party may terminate this Agreement for any reason prior to its natural termination providing 30 day written notice be given to the non-terminating party.

5.   For the services provided herein, The CLIENT shall tender to CONSULTANT:

     a. Upon execution hereof, CLIENT shall tender to CONSULTANT 500,000 shares of restricted stock of Go Call, Inc. (the "Shares") and 500,000 options of Go Call, Inc. stock at $0.50 per share.

         1. The 500,000 shares of restricted stock shall be free tading within one year of issuance by one of the following manners.

                   a. The restriction shall expire on the year anniversary date of the issuance of the 500,000 shares of stock to CONSULTANT; or

                   b. Should the CLIENT become a fully compliant bulletin board company during the Shares' one year restriction, CLIENT shall register CONSULTANT'S Shares no later than three months after becoming compliant.

         2. In addition, CONSULTANT shall also receive an additional 2,000,000 options (the "Options") of Go Call, Inc. at a price of $0.50 per share which shall be deemed vested in CONSULTANT upon execution hereof, however, CONSULTANT will allow CLIENT to make the Options available in 500,000 share blocks on the each anniversary date of the execution hereof for the remainder of the natural life of this Agreement.

                    a.  In the event of an early termination pursuant to
                        Section 4 above, the remaining Options under Section 5
                        (2) shall be made immediately available to CONSULTANT at which time CONSULTANT shall have no less than thirty
                        (30) days and no more than ninety (90) days to tender to CLIENT the Option price due and payable to the CLIENT.

         3. CLIENT agrees that CONSULTANT shall be entitled to ten (10%) percent of all monies directly raised by CONSULTANT through private placements, however, CLIENT and CONSULTANT shall be entitled to re-negotiate this percentage on a case by case basis without impacting the agreed to percentage enumerated above.

6. Should CLIENT sell, merge or be acquired by any third party which is publicly traded, CLIENT shall have the third party acquirer executed a valid assignment of this Agreement to avoid any ambiguities as it relates to CONSULTANT'S rights hereunder and to ensure remuneration.


                  REPRESENTATIONS AND WARRANTIES OF THE CLIENT
                  --------------------------------------------

7.   The CLIENT represents and warrants to CONSULTANT as follows:

         7.1 DUE INCORPORATION AND QUALIFICATION: The CLIENT has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation (except where the failure to so qualify would not have a material adverse effect on the business of the CLIENT) for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification. The CLIENT has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as put forth to CONSULTANT by the CLIENT.

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

         7.2 AUTHORIZED CAPITAL: The CLIENT will have an authorized and outstanding capitalization, and all of the then issued and outstanding shares of Common Stock will have been duly and validly authorized and issued and will be fully paid and nonassessable. None of the holders of such outstanding shares of Common Stock is subject to personal liability solely by reason of being such a holder.

         7.3 FINANCIAL STATEMENTS: The financial statements of the CLIENT fairly present the financial position and results of operations of the CLIENT at the dates thereof and for the periods in conformity with generally accepted principles, consistently applied throughout the periods involved.

         7.4 NO MATERIAL ADVERSE CHANGES: (i) There has not been any changes in the condition, financial or otherwise, of the CLIENT, as put forth to CONSULTANT by the CLIENT, which would have materially adversely affected its ability to conduct its operations; and (ii) the CLIENT has not incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business.

         7.5 TAXES: The CLIENT has filed all Federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, real or personal property or other types of taxes) required to be filed under the laws of the United States and other applicable countries and/or jurisdictions, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing, provided, the CLIENT has not paid any tax, assessment, charge, levy or license fee that it contests in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. Each of the tax returns heretofore filed by the CLIENT correctly and accurately reflects the amount of its tax liability thereunder. The CLIENT has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and with respect to payments, to the extent that the same have become due and payable.

         7.6 NO PENDING ACTIONS: There are no actions, suits, proceedings, claims or hearings of any kind or nature or, to the best of the knowledge of the CLIENT, any investigations or inquiries, before or by any court, governmental authority, tribunal or instrumentality, pending or threatened against the CLIENT, or involving the properties of the CLIENT which could have resulted in any material adverse change in the business, properties, financial position or results of operations of the CLIENT, or which could have materially adversely affected the transaction or other acts then contemplated by this Agreement or the validity or enforceability of this Agreement.

         7.7 DUE AUTHORIZATION: The CLIENT has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement was duly authorized, executed and delivered by the CLIENT. No issuance of shares of the CLIENT's capital stock shall be required as a condition to this execution, validity or enforceability hereof. This Agreement constitutes, upon execution and delivery, a valid and binding obligation of the CLIENT, enforceable in accordance with its respective terms (except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization. moratorium or other similar laws affecting creditor's rights generally or by general principles of equity; and (ii) that the enforceability of the indemnification and contribution provisions of this Agreement may be limited by the Federal securities laws and public policy), and no consent, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement.

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

         7.8 NON-DEFAULT: NONCONTRAVENTION: During the operative period, the CLIENT is not in violation of its articles or certificate of incorporation or by-laws or, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, lease or other instrument to which it is a party, and the CLIENT's execution and delivery of this Agreement, and the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated do not (i) conflict with, or constitute breach of. or a default under the articles or certification of incorporation or by-laws of the CLIENT, or any material contract, lease or other material agreement or instrument to which the CLIENT is a party or in which the CLIENT has a beneficial interest or by which the CLIENT is bound; (ii) violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the CLIENT or any of its properties or business; or (iii) has or has had any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the CLIENT to own or lease and operate any of its properties and to conduct its business or the ability of the CLIENT to make use thereof.

         7.9 NO REGULATORY PROBLEMS: The CLIENT warrants that there exists no regulatory problems by any governmental agency, court or jurisdiction, foreign or domestic and that the CLIENT is not now, or threatened to be. under any investigation by any governmental agency, court, or jurisdiction foreign or domestic.

         7.10 NO VIOLATIONS: The CLIENT is not in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, foreign or domestic, having jurisdiction over the CLIENT or any of its properties or business other than any violation which individually or in the aggregate would not have a material adverse effect on the CLIENT's business, properties or operations.

         7.11 CONDUCT OF BUSINESS: The CLIENT has all necessary authorizations, approvals, orders, licenses, certificates and permits (collectively, the "Approvals") of and from all governmental regulatory officials and bodies, to own or lease its properties and conduct its business and the CLIENT has been doing business in compliance with all such material Approvals, and all Federal, state and local laws rules and regulations, other than any such Approvals, laws, rules and regulations, the failure to comply with which would not have material adverse effect on the CLIENT, its business, properties or operations. All licenses and findings of suitability required to be obtained by any affiliate of the CLIENT have been obtained and are in full force and effect.

         7.12 TITLE TO PROPERTY, INSURANCE: The CLIENT has good title to, or valid and enforceable leasehold estates in, all items of real property owned or leased by it, and continues to have good title to, or valid and enforceable leases or subleases with respect to, all items of personal property (tangible and intangible), free and clear of all liens, encumbrances, claims, security interests, defects of title, and restrictions of any material nature whatsoever, and liens for real estate taxes not yet due and payable. No default or notice of default exists or has been declared by the landlord or sublessor under any of such leases or subleases. The CLIENT has adequately insured its tangible and/or real properties against loss or damage by fire or other casualty (other than earthquake and flood) and at all relevant times maintained such insurance in adequate amounts, on terms generally offered by reputable insurance carriers.

         7.13 INTANGIBLES: The CLIENT owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names and other rights (collectively, the "Intangibles") described as owned or used by it. There are no proceeding or action by any

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

              person pertaining to, or proceeding or claim pending or, to the best knowledge of the CLIENT, threatened and the CLIENT has not received any notice of conflict with the asserted rights of others which challenge the exclusive right of the CLIENT with respect to any Intangibles used in the conduct of the CLIENT's business. To the best knowledge of the CLIENT, the Intangibles and the CLIENT's operations do not infringe on any Intangibles held by any third party.

         7.14 HOLD HARMLESS: The CLIENT agrees to indemnify and otherwise hold CONSULTANT, its directors, employees, agents and controlling persons harmless from and against any and all losses, claims, damages, liabilities and expenses joint and several (including all reasonable fees of counsel, whether or not resulting in liability), caused by or resulting out of CONSULTANT acting for the CLIENT pursuant to this Agreement; providing that said loss, claim, damage, liability or expense is found to have not resulted primarily from CONSULTANT's gross negligence or bad faith in performing the services described above.

         7.15 HOLD HARMLESS: The CLIENT agrees to indemnify and hold CONSULTANT, its directors, employees, agents and controlling persons harmless from and against any an all losses, claims, damages, liabilities and expenses joint and several (including all reasonable fees of counsel, whether or not resulting in liability), caused by any material adverse changes in CLIENT not known to CONSULTANT at the time of the execution of this Agreement.


                  REPRESENTATIONS AND WARRANTIES OF CONSULTANT
                  --------------------------------------------

8.   The CLIENT represents and warrants to CONSULTANT as follows:

         8.1 DUE INCORPORATION AND QUALIFICATION: The CONSULTANT, if a corporation, has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation (except where the failure to so qualify would not have a material adverse effect on the business of the CONSULTANT) for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification. The CONSULTANT has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as put forth to CLIENT by the CONSULTANT.

         8.2 AUTHORIZED CAPITAL: The CONSULTANT, if a corporation, will have an authorized and outstanding capitalization, and all of the then issued and outstanding shares of Common Stock will have been duly and validly authorized and issued and will be fully paid and nonassessable. None of the holders of such outstanding shares of Common Stock is subject to personal liability solely by reason of being such a holder.

         8.3 NO MATERIAL ADVERSE CHANGES: (i) There has not been any changes in the condition, financial or otherwise, of the CONSULTANT, as put forth to CLIENT by the CONSULTANT, which would have materially adversely affected its ability to conduct its operations; and (ii) the CONSULTANT has not incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business.

         8.4 NO PENDING ACTIONS: There are no actions, suits, proceedings, claims or hearings of any kind or nature or, to the best of the knowledge of the CONSULTANT, any investigations or inquiries, before or by any court, governmental authority, tribunal or instrumentality, pending or threatened against the CONSULTANT, or involving the properties of the CONSULTANT which could have resulted in any material adverse change in the business, properties, financial position or results of operations of the CONSULTANT, or which could have materially adversely affected the transaction or other acts then contemplated by this Agreement or the validity or enforceability of this Agreement.

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

         8.5 DUE AUTHORIZATION: The CLIENT, whether an individual or a corporation, has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement was duly authorized, executed and delivered by the CONSULTANT. No issuance of shares of the CONSULTANT's capital stock shall be required as a condition to this execution, validity or enforceability hereof. This Agreement constitutes, upon execution and delivery, a valid and binding obligation of the CONSULTANT, enforceable in accordance with its respective terms (except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or by general principles of equity; and (ii) that the enforceability of the indemnification and contribution provisions of this Agreement may be limited by the Federal securities laws and public policy), and no consent, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement.

         8.6 NON-DEFAULT: NONCONTRAVENTION: During the operative period, the CONSULTANT is not in violation of its articles or certificate of incorporation or by-laws or, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, lease or other instrument to which it is a party, and the CONSULTANT's execution and delivery of this Agreement, and the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated do not (i) conflict with, or constitute breach of, or a default under the articles or certification of incorporation or by-laws of the CONSULTANT, or any material contract, lease or other material agreement or instrument to which the CONSULTANT is a party or in which the CONSULTANT has a beneficial interest or by which the CONSULTANT is bound: (ii) violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the CONSULTANT or any of its properties or business; or (iii) has or has had any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the CONSULTANT to own or lease and operate any of its properties and to conduct its business or the ability of the CONSULTANT to make use thereof.

         8.7 NO REGULATORY PROBLEMS: The CLIENT warrants that there exists no regulatory problems by any governmental agency, court or jurisdiction, foreign or domestic and that the CONSULTANT is not now, or threatened to be, under any investigation by any governmental agency, court, or jurisdiction foreign or domestic.

         8.10 NO VIOLATIONS: The CONSULTANT is not in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, foreign or domestic, having jurisdiction over the CONSULTANT or any of its properties or business other than any violation which individually or in the aggregate would not have a material adverse effect on the CONSULTANT's business, properties or operations.

         8.11 CONDUCT OF BUSINESS: The CONSULTANT has all necessary authorizations, approvals, orders, licenses, certificates and permits (collectively, the "Approvals") of and from all governmental regulatory officials and bodies, to own or lease its properties and conduct its business and the CONSULTANT has been doing business in compliance with all such material Approvals, and all Federal, state and local laws rules and regulations, other than any such Approvals, laws, rules and regulations, the failure to comply with which would not have material adverse effect on the CONSULTANT, its business, properties or operations. All licenses and findings of suitability required to be obtained by any affiliate of the CONSULTANT have been obtained and are in full force and effect.

         8.l2 HOLD HARMLESS: The CONSULTANT agrees to indemnify and otherwise hold CLIENT, its directors, employees, agents and controlling persons harmless from and against any and all

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

              losses, claims, damages. liabilities and expenses joint and several (including all reasonable fees of counsel, whether or not resulting in liability), caused by or resulting out of CLIENT acting for the CONSULTANT pursuant to this Agreement; providing that said loss, claim, damage, liability or expense is found to have not resulted primarily from CLIENT's gross negligence or bad faith in performing the services described above.

         8.l3 HOLD HARMLESS: The CONSULTANT agrees to indemnify and hold CLIENT, its directors, employees, agents and controlling persons harmless from and against any an all losses, claims, damages, liabilities and expenses joint and several (including all reasonable fees of counsel, whether or not resulting in liability), caused by any material adverse changes in CONSULTANT not known to CLIENT at the time of the execution of this Agreement.

9. If a transaction is completed pursuant to this Agreement, CONSULTANT, at its own expense and with the CLIENT's approval (which approval shall not be unreasonably withheld or delayed) is entitled to place an announcement in such newspapers and periodicals as it may choose stating that CONSULTANT has acted as the consultant / public relations agent for the CLIENT in such transaction.

10. CONSULTANT understands and the CLIENT agrees that no individuals have acted as finders.

11. CLIENT AND CONSULTANT agree that no other privileges or benefits shall inure to the benefit of CONSULTANT other than the remuneration provided for under Section 5 above.

12. In the event a transaction occurs during the pendency of this Agreement and the CLIENT is not the surviving entity in such a transaction as a merger or acquisition or otherwise, or in the event that all or substantially all of the CLIENT's assets has been sold during such period, the CLIENT agrees to cause the acquirer or acquirers to assume and honor the obligations and liabilities of the CLIENT hereunder.

13. This Agreement shall be construed in accordance with the laws of the State of California.

14. This Agreement represents the entire understanding between the parties, and shall supersede all prior discussions. All and negotiations are deemed merged into the Agreement and no parole evidence shall be allowed to contradict it.

15. All Notices to either party shall be in writing and delivered via US Mail to the following persons and addresses:

                  CLIENT                                CONSULTANT
                  ------                                ----------

         GO CALL, INC.                             JAKE CANELI AND/OR
         MICHAEL RUGE, CEO                         HIS NOMINEE
         15 QUEEN STREET EAST                      37 SEABIRD COURT
         CAMBRIDGE, ONTARIO, CANADA                NEWPORT BEACH, CALIF
         90068                                     92663

16. This Agreement can be executed in counterparts which separately and/or collectively result in a validly executed agreement.

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

                      CONSULTANT AGREEMENT SIGNATURE PAGE


     THIS CONSULTANT SERVICE AGREEMENT HAS BEEN EXECUTED THIS FIRST DAY OF SEPTEMBER, 1999.




         CLIENT:                             CONSULTANT



         /s/ Michael Ruge                    /s/ Jake Canceli
         ---------------------------         ---------------------------
         GO CALL, INC.                       JAKE CANCELI AND/OR HIS NOMINEE
         BY: Michael Ruge, CEO

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